EXHIBIT 32.1

EQUINOX HOLDINGS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Equinox Holdings, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 15, 2005	By:	/s/ Harvey Spevak

Harvey Spevak
Director, President and
Chief Executive Officer
(principal executive officer)